Exhibit 99.1

FOR IMMEDIATE RELEASE

RMR Managed REITs Acquire Approximately

Half of RMR Management Company

REITs Agree to Distribute Ownership of RMR Management Company to Their Shareholders; RMR Agrees to Seek Listing on National Stock Exchange; RMR Management Agreements Amended and Extended for 20 Year Terms

Further Aligns Interests of RMR Management, REITs and REITs’ Shareholders; Provides Greater Transparency into RMR Management; REITs Continue to Benefit from Low Cost Management Structure

Newton, MA (June 8, 2015): Senior Housing Properties Trust (NYSE:  SNH), Hospitality Properties Trust (NYSE:  HPT), Select Income REIT (NYSE: SIR) and Government Properties Income Trust (NYSE:  GOV) (each a “REIT” and, collectively, the “REITs”) today announced that they have acquired combined economic ownership of approximately half of Reit Management & Research LLC (“RMR”).  Each of the REITs is managed by RMR and, simultaneously with the REITs’ acquisition of ownership in RMR, the management agreements with RMR were amended and extended for 20 year terms.  The REITs’ ownership in RMR is held indirectly through a new holding company of RMR (“RMR INC”).  Pursuant to the agreements entered for this transaction, the REITs have agreed to distribute approximately half of the RMR INC shares held by them to their shareholders as a special dividend, and RMR INC has agreed to facilitate this by filing a registration statement with the Securities and Exchange Commission (the “SEC”) to register the RMR INC shares to be distributed and by seeking a listing of those shares on a national stock exchange upon the registration statement being declared effective by the SEC.

The purchase price paid by each REIT for its respective ownership in RMR INC was paid to the historical owners of RMR by delivery of restricted common shares of each REIT, which are subject to 10 year lock up agreements and which were valued at the volume weighted average trading prices for each REITs’ common shares during the 20 trading days prior to the acquisition, and cash as follows:

($ in millions)	Number of Restricted REIT Common Shares	Value of Restricted REIT Common Shares	Cash	Total
SNH	2,345,000	$46.8	$14.0	$60.8
HPT	1,490,000	$45.2	$12.6	$57.8
SIR	880,000	$20.6	$15.9	$36.5
GOV	700,000	$13.8	$3.9	$17.7
Total		$126.4	$46.4	$172.8

As a result of these transactions, the REITs’ economic ownership in RMR is as follows:

Shareholder	Economic Ownership in RMR
SNH	17.0%
HPT	16.2%
SIR	10.2%
GOV	5.0%
Subtotal REITs	48.4%
Historical Owners of RMR	51.6%
Total	100.0%

It is expected that upon completion of the anticipated distribution of RMR INC shares to the REITs’ shareholders and listing of those shares, approximately 24.2% economic ownership in RMR will be publicly traded.  The remaining RMR INC shares held by the REITs which are not distributed to the REITs’ shareholders will be unregistered, but these RMR INC shares will not be subject to any lock up provisions and the REITs will have certain registration rights for the RMR INC shares that they retain.

In addition to the value of the RMR INC shares distributed to the REITs’ shareholders, the expected benefits of these transactions to the REITs’ shareholders include:

•                  Further alignment of interests among RMR management, the REITs and the REITs’ shareholders because the REITs and their shareholders own RMR INC shares.

•                  Further alignment of interests among RMR management, the REITs and the REITs’ shareholders because the historical owners of RMR have become owners of a significant number of restricted shares of each of the REITs and those shares are subject to 10 year lock up agreements.

•                  Providing greater transparency for the REITs’ shareholders into RMR management, including RMR’s financial and operating results.

•                  The REITs will continue to benefit from low general and administrative costs which RMR management provides to each REIT.

As of March 31, 2015, RMR had total real estate assets under management of approximately $22 billion, and the total management fee revenues of RMR were approximately $200 million for the twelve months ended March 31, 2015.  As of March 31, 2015, RMR managed over 1,000 properties, located in 48 states, Washington, DC, Puerto Rico, Canada and Australia.  RMR currently has approximately 400 employees in 25 offices located throughout the United States.

In addition to managing the REITs, RMR provides management services to other publicly traded and private businesses, including: TravelCenters of America, LLC (NYSE: TA), an operator of travel centers along the U.S. Interstate Highway System, some of which are owned by HPT; Five Star Quality Care, Inc. (NYSE: FVE), an operator of senior living communities, some of which are owned by SNH; Sonesta International Hotels Corporation (“Sonesta”), a privately owned manager and franchisor of hotels in the U.S., Latin America, and the Middle East, some of which are owned by HPT; as well as other privately held businesses.  Also, a subsidiary of RMR, RMR Advisors LLC (“Advisors”), is a SEC registered investment advisor that manages a mutual fund which invests in securities of unaffiliated real estate companies, RMR Real Estate Income Fund (NYSE MKT: RIF).  As RMR INC shareholders, the REITs and their shareholders will benefit from these agreements, as well as from the extended RMR management agreements with the REITs and any new business RMR may successfully undertake in the future.

The transactions announced today were accomplished by means of a so called “UP-C” transaction structure pursuant to which the historical owners of RMR have retained 10:1 voting rights in RMR INC so long as they do not sell their ownership interests in RMR to unrelated third parties.  The details of RMR’s historical financial performance and other information about the transactions described in this press release will be set forth in a registration statement to be filed by RMR INC with the SEC.  The REITs currently expect to distribute the RMR INC shares to their shareholders before year end 2015.

Morgan Stanley & Co. LLC acted as financial advisor to a Joint Special Committee of Independent Trustees of the REITs in connection with the transactions described in this press release.  In addition: Centerview Partners LLC acted as financial advisor to a Special Committee of SNH’s Independent Trustees; Houlihan Lokey Capital, Inc. acted as financial advisor to a Special Committee of HPT’s Independent Trustees; FBR Capital Markets & Co. acted as financial advisor to a Special Committee of SIR’s Independent Trustees; and Reynolds Advisory Partners, LLC acted as financial advisor to a Special Committee of GOV’s Independent Trustees.

SNH is a REIT which owns senior living communities, medical office and biotech research properties and other healthcare related real estate located in 39 states and Washington DC.  HPT is a REIT which owns a diverse portfolio of hotels and travel centers located in 44 states, Puerto Rico and Canada.  SIR is a REIT which owns properties that are primarily net leased to single tenants located throughout the United States as well as leased lands on the Island of Oahu, HI.  GOV is a REIT which owns properties primarily leased to the U.S. Government, the United Nations and various state governments located throughout the United States.  SNH, HPT, SIR and GOV are headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER THE REITS USE WORDS SUCH AS BELIEVE, EXPECT, INTEND, ANTICIPATE OR SIMILAR EXPRESSIONS, THEY ARE MAKING FORWARD LOOKING STATEMENTS.  THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON THE REITS’ CURRENT BELIEFS AND EXPECTATIONS, BUT THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE REITS’ CONTROL. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES: THE PURCHASE PRICE PAID BY EACH REIT FOR ITS OWNERSHIP IN RMR INC (AND ITS ECONOMIC OWNERSHIP IN RMR); THAT MORGAN STANLEY & CO. LLC ACTED AS FINANCIAL ADVISORS TO A JOINT SPECIAL COMMITTEE OF THE REITS’ INDEPENDENT TRUSTEES; AND THAT OTHER INVESTMENT BANKS ACTED AS FINANCIAL ADVISORS TO SPECIAL COMMITTEES OF EACH REIT.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT ANY RMR INC SHARES TO BE DISTRIBUTED TO THE REITS’ SHAREHOLDERS WILL HAVE MARKET

VALUE AT LEAST EQUAL TO THE VALUE PAID BY THE REITS FOR THOSE SHARES.  IN FACT, THE VALUE OF THE RMR INC SHARES MAY BE DIFFERENT FROM THE PRICES PAID BY THE REITS.  THE MARKET VALUE OF RMR INC SHARES WILL DEPEND UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND THE REITS’ CONTROL, SUCH AS MARKET CONDITIONS GENERALLY AT THE TIME THE RMR INC SHARES ARE AVAILABLE FOR TRADING.  THERE CAN BE NO ASSURANCE PROVIDED REGARDING THE PRICE AT WHICH RMR INC SHARES WILL TRADE IF AND WHEN THEY ARE DISTRIBUTED AND LISTED.

•                  THIS PRESS RELEASE STATES THAT THE MANAGEMENT AGREEMENTS BETWEEN THE REITS AND RMR HAVE BEEN AMENDED AND EXTENDED FOR 20 YEAR TERMS.  IN FACT, EACH MANAGEMENT AGREEMENT INCLUDES TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR 20 YEARS OR FOR SHORTER OR LONGER TERMS.

•                  THIS PRESS RELEASE STATES THAT THE TOTAL REAL ESTATE ASSETS UNDER MANAGEMENT OF RMR WAS APPROXIMATELY $22 BILLION AS OF MARCH 31, 2015 AND THAT MANAGEMENT FEE REVENUES OF RMR WERE APPROXIMATELY $200 MILLION FOR THE TWELVE MONTHS ENDED MARCH 31, 2015.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT RMR’S REAL ESTATE ASSETS UNDER MANAGEMENT AND REVENUES WILL CONTINUE AT THESE LEVELS OR EVEN INCREASE IN THE FUTURE.  IN FACT, THE REAL ESTATE ASSETS UNDER MANAGEMENT AND THE MANAGEMENT FEES WHICH RMR EARNS ARE BASED UPON RMR’S CURRENT MANAGEMENT AGREEMENTS AND, AS NOTED ABOVE AND BELOW, RMR’S CURRENT MANAGEMENT AGREEMENTS MAY BE TERMINATED.  FURTHERMORE, THE MANAGEMENT FEES WHICH RMR EARNS ARE BASED UPON FORMULAS IN EACH AGREEMENT WHICH MAY CAUSE THOSE FEES TO DECLINE.  ALSO, THERE CAN BE NO ASSURANCE THAT RMR WILL SUCCEED IN UNDERTAKING NEW BUSINESS ACTIVITIES IN THE FUTURE.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT RMR’S REAL ESTATE ASSETS UNDER MANAGEMENT AND REVENUES WILL INCREASE, AND RMR’S REAL ESTATE ASSETS UNDER MANAGEMENT AND REVENUES MAY DECLINE IN THE FUTURE.

•                  THIS PRESS RELEASE REFERENCES THE FACTS THAT RMR AND ITS SUBSIDIARY, ADVISORS, HAVE MANAGEMENT AGREEMENTS WITH BUSINESSES OTHER THAN THE REITS, INCLUDING TA, FVE, SONESTA, RIF AND OTHERS, UNDER WHICH RMR ALSO RECEIVES MANAGEMENT FEES.  IN FACT, RMR’S AND ADVISORS’ CONTRACTS WITH TA, FVE, SONESTA, RIF AND OTHERS HAVE ONE YEAR TERMS, RENEWABLE ANNUALLY, AND ARE TERMINABLE IN CERTAIN CIRCUMSTANCES.  THERE CAN BE NO ASSURANCE THAT RMR WILL CONTINUE TO RECEIVE MANAGEMENT FEES FROM THESE RMR MANAGEMENT AGREEMENTS IN THE FUTURE.

•                  THIS PRESS RELEASE STATES THAT THE REITS CURRENTLY EXPECT THAT RMR INC SHARES WILL BE DISTRIBUTED TO THE REITS’ SHAREHOLDERS BEFORE YEAR END 2015.  THE PROCESS OF PREPARING A REGISTRATION STATEMENT WILL REQUIRE

EXTENSIVE LEGAL AND ACCOUNTING SERVICES AND IS LIKELY TO TAKE CONSIDERABLE TIME.  AFTER A REGISTRATION STATEMENT IS FILED WITH THE SEC, IT WILL BE SUBJECT TO REVIEW BY THE SEC STAFF, WHICH MAY ALSO TAKE CONSIDERABLE TIME.  THE LISTING OF THE RMR INC SHARES ON A NATIONAL STOCK EXCHANGE WILL ALSO BE SUBJECT TO RMR INC’S SATISFACTION OF LISTING REQUIREMENTS AND APPROVAL OF THE APPLICABLE STOCK EXCHANGE.  THE REITS CAN PROVIDE NO ASSURANCE WHEN OR IF THE REGISTRATION STATEMENT WILL BE DECLARED EFFECTIVE BY THE SEC, THAT THE SHARES WILL BE APPROVED FOR LISTING ON A NATIONAL STOCK EXCHANGE OR THAT THE DISTRIBUTION OF RMR INC SHARES WILL OCCUR BEFORE YEAR END 2015 OR EVER.

FOR THE FOREGOING REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, THE REITS DO NOT INTEND TO UPDATE ANY FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

This press release refers to a distribution of RMR INC shares that the REITs have agreed to make to their shareholders.  This distribution will be made only after a registration statement, including a prospectus, is filed by RMR INC and declared effective by the SEC.  This press release is not an offer to sell or solicitation of an offer to buy any securities of RMR INC or the REITs.

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